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                                                           EXHIBIT 99.6

                                       THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                                                 RESTATED SEGMENT INFORMATION
                                                            UNAUDITED

     (In millions)                                                                      THREE MONTHS ENDED
                                                                         -------------------------------------------
                                                                          MAR 31,     JUN 30,    SEP 30,     DEC 31,
                                                                           1999        1999       1999        1999
                                                                          ------      ------     ------      ------
     SALES

       North American Tire                                               $1,572.9    $1,653.5   $1,701.6    $1,720.6
       European Union Tire                                                  523.5       487.1      681.9       950.2
       Eastern Europe, Africa and Middle East Tire                          183.3       192.3      218.8       218.5
       Latin American Tire                                                  244.8       223.5      238.9       240.9
       Asia Tire                                                            145.5       153.6      155.4       138.7
                                                                         --------    --------   --------    --------

         TOTAL TIRES                                                      2,670.0     2,710.0    2,996.6     3,268.9

       Engineered Products                                                  314.5       334.9      304.4       281.0
       Chemical Products                                                    233.9       229.0      237.0       249.9
                                                                         --------    --------   --------    --------
         TOTAL SEGMENT SALES                                              3,218.4     3,273.9    3,538.0     3,799.8

       Inter-SBU Sales                                                     (120.4)     (112.9)    (122.4)     (127.1)
       Other                                                                  1.1         1.8        0.8         4.4
                                                                         --------    --------   --------    --------
         NET SALES                                                       $3,099.1    $3,162.8   $3,416.4    $3,677.1

     INCOME:

       North American Tire                                              $    85.0    $   54.7   $ (120.8)   $    7.4
       European Union Tire                                                   45.3        35.3       42.7        64.7
       Eastern Europe, Africa and Middle East Tire                            9.8        11.4       13.1        15.5
       Latin American Tire                                                   30.1        16.0       12.5         9.1
       Asia Tire                                                              3.6         7.8        5.5         9.1
                                                                         --------    --------   --------    --------
         TOTAL TIRES                                                        173.8       125.2      (47.0)      105.8

       Engineered Products                                                   22.1        30.2        8.3         9.8
       Chemical Products                                                     31.2        28.5       33.3        23.4
                                                                         --------    --------   --------    --------
         TOTAL SEGMENT INCOME (LOSS)                                        227.1       183.9       (5.4)      139.0

       Other                                                               (195.0)      (60.8)      94.3       (83.0)
                                                                         --------    --------   --------    --------

         INCOME BEFORE INCOME TAXES                                      $   32.1    $  123.1   $   88.9    $   56.0
                                                                         --------    --------   --------    --------

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                                     X-99-6